SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

                              --------------------

                  BANK ONE TRUST COMPANY, National Association
               (Exact name of trustee as specified in its charter)

    A National Banking Association                                    31-0838515
                                                                (I.R.S. employer
                                                          identification number)

     100 East Broad Street, Columbus, Ohio                            43271-0181
     (Address of principal executive offices)                         (Zip Code)

                  Bank One Trust Company, National Association
                              100 East Broad Street
                            Columbus, Ohio 43271-0181
          Attn: Marla S. Roth, Assistant Vice President, (312) 407-3270
            (Name, address and telephone number of agent for service)


                              --------------------
                           MGIC Investment Corporation
               (Exact name of obligor as specified in its charter)


           Wisconsin                                          39-1486475
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                        identification number)



250 E. Kilbourn Avenue
Milwaukee, Wisconsin                                            53202
(Address of principal executive offices)                     (Zip Code)


                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.,
               Federal Deposit Insurance Corporation,
               Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificates of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.  A copy of the existing by-laws of the trustee.*

               5.  Not Applicable.

               6.  The consent of the trustee required by
                   Section 321(b) of  the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.  Not Applicable.

               9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 20th day of June, 2000.


                                  Bank One Trust Company, National Association, Trustee

                                  By: /s/ Marla S. Roth
                                      -----------------
                                          Marla S. Roth
                                          Assistant Vice President


* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                     June 20, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between MGIC Investment Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One Trust Company, National Association



                                    By:    /s/ Marla S. Roth
                                           -----------------
                                           Marla S. Roth
                                           Assistant Vice President


                                                      EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 03/31/00       State #: 391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID:  D             Cert #: 21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                 Dollar Amounts in thousands       C300
                                                                                 RCON          BIL MIL THOU
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                      RCON
     a. Noninterest-bearing balances and currency and coin(1)................... 0081             48,450           1.a
     b. Interest-bearing balances(2)............................................ 0071             17,750           1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)............... 1754                  0           2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............ 1773              5,714           2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                      1350            396,644           3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                  RCON
        RC-C)................................................................... 2122             87,817           4.a
     b. LESS: Allowance for loan and lease losses............................... 3123                 10           4.b
     c. LESS: Allocated transfer risk reserve................................... 3128                  0           4.c
     d. Loans and leases, net of unearned income, allowance, and                 RCON
       reserve (item 4.a minus 4.b and 4.c)..................................... 2125             87,807           4.d
5.   Trading assets (from Schedule RD-D)........................................ 3545                  0           5.
6.   Premises and fixed assets (including capitalized leases)                    2145             25,200           6.
7.   Other real estate owned (from Schedule RC-M)                                2150                  0           7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)............................................. 2130                  0           8.
9.   Customers' liability to this bank on acceptances outstanding                2155                  0           9.
10.  Intangible assets (from Schedule RC-M)..................................... 2143             26,345          10.
11.  Other assets (from Schedule RC-F).......................................... 2160            176,297          11.
12.  Total assets (sum of items 1 through 11)................................... 2170            784,207          12.



(1)  Includes  cash items in process of  collection  and  unposted  debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bank One Trust Company, N.A.     Call Date:  03/31/00      State #:  391581       FFIEC 032
Address:              100 East Broad Street            Vendor ID:  D             Cert  #:  21377        Page RC-2
City, State  Zip:     Columbus, OH 43271               Transit #:  04400003

Schedule RC-Continued

                                                                                            Dollar Amounts in
                                                                                                Thousands
LIABILITIES
13. Deposits:                                                                    RCON
    a. In domestic offices (sum of totals of columns A and C                     ----
       from Schedule RC-E, part 1).............................................. 2200            567,764          13.a
       (1) Noninterest-bearing(1)............................................... 6631            506,455          13.a1
       (2) Interest-bearing..................................................... 6636             61,309          13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).......................................
       (1) Noninterest bearing..................................................
       (2) Interest-bearing.....................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                               RCFD 2800             0          14
15. a. Demand notes issued to the U.S. Treasury                                  RCON 2840             0          15.a
    b. Trading Liabilities(from Sechedule RC-D)................................. RCFD 3548             0          15.b

16. Other borrowed money:                                                        RCON
                                                                                 ----
    a. With original maturity of one year or less............................... 2332                  0          16.a
    b. With original  maturity of more than one year............................ A547                  0          16.b
    c. With original maturity of more than three years ......................... A548                  0          16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                      2920                  0          18.
19. Subordinated notes and debentures........................................... 3200                  0          19.
20. Other liabilities (from Schedule RC-G)...................................... 2930             83,885          20.
21. Total liabilities (sum of items 13 through 20).............................. 2948            651,649          21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus............................... 3838                  0          23.
24. Common stock................................................................ 3230                800          24.
25. Surplus (exclude all surplus related to preferred stock)                     3839             45,157          25.
26. a. Undivided profits and capital reserves................................... 3632             86,585          26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities............................................................... 8434                 16          26.b
    c. Accumulated net gains (losses) on cash flow hedges....................... 4336                  0          26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27)                            3210            132,558          28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)....................................... 3300            784,207          29.

Memorandum

To be reported only with the March Report of Condition.


1.  Indicate in the box at the right the  number of the  statement  below that best describes the most comprehensive level of auditing work performed for
    the bank by independent external auditors as of any date during 1996........ RCFD 6724           N/A          M.1.

1 =  Independent  audit of the bank  conducted in  accordance  performed  by  other with  generally  accepted  auditing standards by a certified required by state chartering public accounting firm which submits a report on the bank

2 =  Independent  audit of the bank's parent  holding  company  statements  by  external  conducted in accordance  with generally accepted auditing standards by a certified public accounting firm which financial statements by external submits a report on the consolidated holding company (but not on the bank separately) tax preparation work)

3 =  Directors'  examination  of the bank  conducted in accordance  with  generally  accepted  auditing  standards by a certified public accounting firm (may be required by state chartering authority)

4 =  Directors' examination of the bank external auditors (may be authority)

5 =  Review of the bank's financial auditors

6 =  Compilation of the bank's auditors

7 =  Other audit procedures (excluding

8 =  No external audit work



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.